UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 5, 2010 (April 29, 2010)

CHINA PACKAGING GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-148232	26-1559574
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)

No. 2 Beitang Road
Xiaoshan Economic and Technological Development Zone
Hangzhou, Zhejiang Province 311215
People’s Republic of China
(Address of principal executive offices)

(86)571-82838805
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On April 29, 2010, China Packaging Group Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (collectively, the “Investors”). Under the Securities Purchase Agreement, the Company agreed to issue and sell to the Investors 1,456,311 shares of the Company’s common stock (the “Shares”), representing approximately 4.63% of the issued and outstanding capital stock of the Company on a fully-diluted basis as of and immediately after consummation of the transactions contemplated by the Securities Purchase Agreement, for an aggregate purchase price of approximately $5 million (the “Purchase Price”), or $3.433 per share. The closing of the transactions contemplated by the Securities Purchase Agreement occurred on April 29, 2010 (the “Closing Date”).

The Securities Purchase Agreement contained the following material covenants:

  The Company agreed that so long as the lead investor continues to hold at least 1/3 of the Shares issued to it on the Closing Date, the Company shall not, without first obtaining the written consent of the lead investor: a) acquire through stock or asset purchase, or through any business combination, including a merger, share exchange or other transaction, an entity that has net assets that are equal to or greater than thirty percent (30%) of the Company’s net assets; b) sell or otherwise dispose of assets of the Company, including through the sale of stock of a Subsidiary or through a business combination, including a merger, share exchange or other transaction, that are equal to or greater than thirty percent (30%) of the Company’s net assets, and c) issue any shares of preferred stock or issue any promissory notes or bonds that are convertible into Common Stock.

  The Company agreed that the lead investor shall be entitled to nominate one member of the Company’s Board of Directors as an independent director.

  The Company agreed to issue to Hangzhou Xin Shengda Investment Co., Ltd. 3,750,000 shares of the Company’s common stock in exchange for the transfer of certain real estate if the lead investor makes a written request on or before the 180th day following the Company’s next underwritten public offering.

  The Company agreed that if the Company fails to consummate an underwritten public offering within the twelve month period following the Closing Date, then the lead investor shall have the right to notify the Company in writing to terminate the Chief Financial Officer of the Company. Upon receipt of such written notice, the Company covenants and agrees that no later than 90 days following receipt of such notice, the Company will hire a new chief financial officer. The lead investor shall have the right to veto the appointment of the Company’s CFO.

  The Company agreed that when the Company conducts any equity-related financing above $10,000,000, the Investors shall have the right to sell 50% of their shares in such financing transaction. When Mr. Nengbin Fang, the Company’s chairman, sells his shares, the Investors shall have the right to sell the same amount of shares.

  The Company agreed that if in connection with any financing transactions in which the Company sells common stock or common stock equivalents, the gross sales price per share of common stock (or common stock equivalent) sold in the equity financing is less than $6.86, then the Company shall be obligated to issue to the Investors on a pro rata basis, for no additional consideration that number of shares of Common Stock as is equal to $5,000,000/(Financing Price Per Share/2) – (1,456,311 + any shares already issued to the Investors prior to the current Equity Financing pursuant to Section 4.15 of the Securities Purchase Agreement)

Other than with respect to this transaction, none of the Investors have had a material relationship with the Company or any of the Company’s officers, directors or affiliates or any associate of any such officer or director.

This brief description of the terms of the Securities Purchase Agreement is qualified by reference to the provisions of the forms of agreements attached to this report as Exhibit 10.1.

Registration Rights Agreement

On April 29, 2010, as a condition precedent to the consummation of the transactions contemplated by the Securities Purchase Agreement, the Company and the Investors also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company is obligated to file a registration statement under the Securities Act of 1933 at any time upon the request of the requisite investors after the 90th day following April 29, 2010 covering the resale of the Shares. In addition, if the Company at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both, the Company will use its best efforts to cause the Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company. If at any time (i) the Investors request that the Company file a registration statement on Form S-3 for a public offering of all or any portion of the Shares, and (ii) the Company is a registrant entitled to use Form S-3 to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 for public sale.

This brief description of the terms of the Registration Rights Agreement is qualified by reference to the provisions of the forms of agreements attached to this report as Exhibit 4.1.

Item 3.02	Unregistered Sales Of Equity Securities

On April 29, 2010, we issued 1,456,311 shares of our common stock to the Investors. The issuance of our shares to these investors was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

We relied upon Rule 506 of Regulation D of the Securities Act in issuing the shares of common stock to the Investors. These Investors made representations that (a) the they are acquiring their shares as principal for their own accounts for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws, (b) at the time the Investors were offered the Shares, they were “accredited investors” as defined in Rule 501(a) under the Securities Act and the Investors are not registered broker-dealers under Section 15 of the Exchange Act, (c) the Investors are not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement., (d) the Investors had the opportunity to ask such questions as they have deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares, they had access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and they had the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment, and (e) the Investors have not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Investors, engaged in any transactions in the securities of the Company since the earlier to occur of (1) the time that such Investors were first contacted by the Company regarding an investment in the Company and (2) the 30th day prior to the Closing Date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
No.

4.1	Form of Registration Rights Agreement, dated April 29, 2010.
10.1	Form of Securities Purchase Agreement, dated April 29, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA PACKAGING GROUP INC.

By: /s/ Daliang Teng
Daliang Teng
Chief Executive Officer

Dated: May 5, 2010

EXHIBIT INDEX

Exhibit	Description
No.

4.1	Form of Registration Rights Agreement, dated April 29, 2010.
10.1	Form of Securities Purchase Agreement, dated April 29, 2010.